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                                                                    EXHIBIT 4.10

                            COMMITMENT AND ACCEPTANCE

         This Commitment and Acceptance (this "Commitment and Acceptance") dated as of January 8, 2003, is entered into among the parties listed on the signature pages hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement (as defined below).

                             PRELIMINARY STATEMENTS

         Reference is made to that certain Second Amended and Restated Credit Agreement dated as of July 30, 2002, by and among M.D.C. Holdings, Inc., as Borrower, Bank One, NA, as Administrative Agent, and the Banks that are parties thereto (as the same may from time to time be amended, modified, supplemented or restated, in whole or in part and without limitation as to amount, terms, conditions or covenants, the "Credit Agreement").

         Pursuant to Section 2.5(d) of the Credit Agreement, Borrower has requested an increase in the Aggregate Commitment from $593,000,000 to $600,000,000 Such increase in the Aggregate Commitment is to become effective on January 8, 2003 (the "Increase Date"). In connection with such requested increase in the Aggregate Commitment, Borrower, Administrative Agent, and Wachovia Bank, N.A. ("Accepting Bank") hereby agree as follows:

         1. ACCEPTING BANK'S COMMITMENT. Effective as of the Increase Date, the Commitment of Accepting Bank under the Credit Agreement shall be increased from $50,000,000 to the amount set forth opposite its name on the signature pages hereof.

         2. REPRESENTATION OF BORROWER. Borrower hereby represents and warrants that as of the date hereof and as of the Increase Date, no event or condition shall have occurred and then be continuing which constitutes a Default or Unmatured Default.

         3. GOVERNING LAW. This Commitment and Acceptance shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.



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         IN WITNESS WHEREOF, the parties hereto have executed this Commitment and Acceptance by their duly authorized officers as of the date first above written.


                                    BORROWER:

                                    M.D.C. HOLDINGS, INC.

                                    By: /s/ JOHN J. HEANEY
                                        ----------------------------------------
                                    Name: John J. Heaney
                                    Title: Senior Vice President

                                    ADMINISTRATIVE AGENT:

                                    BANK ONE, NA, as ADMINISTRATIVE AGENT

                                    By: /s/ ALLISON L. CRAYNE
                                        ----------------------------------------
                                    Name: Allison L. Crayne
                                    Title: Associate

COMMITMENT:

$57,000,000                         WACHOVIA BANK, N.A.

                                    By: /s/ TIM POTTS
                                        ----------------------------------------
                                    Name: Tim Potts
                                    Title: Vice President




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